Exhibit 99.1

                  Radiant Systems, Inc. Reports Third
                           Quarter Results

      Continued Growth Leads to Record Third Quarter Revenues and
             Adjusted Earnings of $0.19 Per Diluted Share


    ATLANTA--(BUSINESS WIRE)--Oct. 25, 2007--Radiant Systems, Inc. (NASDAQ: RADS), a leading provider of innovative technology for the hospitality and retail industries, today announced financial results for the third quarter and nine months ended September 30, 2007.

    Summary financial results for the third quarter of 2007 are as follows:

    -- Total revenues for the period were $62.5 million, an increase of 9 percent over revenues of $57.6 million for the same period in 2006.

    -- Net income for the period was $2.9 million or $0.09 per diluted share, an increase of $0.5 million, or $0.01 per diluted share, compared to the same period in 2006.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets and compensation expense related to the issuance of employee stock options, was $6.3 million, or $0.19 per diluted share, an increase of $1.4 million, or $0.04 per diluted share, compared to the same period in 2006.

    Summary year to date financial results for the nine month period ended September 30, 2007 are as follows:

    -- Total revenues for the period were $182.9 million, an increase of 13 percent over revenues of $161.5 million for the same period in 2006.

    -- Net income for the period was $7.3 million, or approximately $0.22 per diluted share, a decrease of $7.5 million, or $0.23 per diluted share, compared to the same period in 2006.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $16.7 million, or $0.51 per diluted share, an increase of $4.1 million, or $0.13 per diluted share, compared to the same period in 2006.

    John Heyman, the Company's chief executive officer said, "We are exceptionally pleased with the quarter, as we achieved the high end of our earnings guidance, even though revenues came in slightly lower than our guidance. In addition to growing adjusted operating income by over 20% in the quarter, we signed an exclusive partnership with Dunkin Brands, secured a number of contract wins which we have not yet announced, strengthened our channel presence in key markets, made substantial progress with key new products and grew our pipeline significantly. These efforts and the continued success of our people and products provide us with an excellent foundation for growth entering the fourth quarter and 2008."

    Heyman continued, "Our revenues fell slightly short of the guidance due to the growing demand we have seen for our subscription-based offerings which has shifted revenue into future periods, and because of nominal delays we experienced with a new customer program. We have an operating model that allows us to meet the needs of customers who prefer to subscribe to software while continuing to grow our revenues and earnings and expand operating margins. Furthermore, the short-term delay we experienced is now behind us and the subscription contracts will help drive future growth and visibility in our business model."

    "We are very pleased with the progression of our financial model," said Mark Haidet, the Company's chief financial officer. "We continue to have good visibility into our revenue opportunities and see leverage in our operating model. Our adjusted operating margin has improved 150 basis points for the year and our adjusted operating income has grown by 30%. Our cash from operations for the quarter exceeded $3.3 million with an increase in working capital of $8.1 million. Year to date we have generated free cash flow in excess of $9.4 million."

    Haidet continued, "Based on our current visibility we are providing revenue guidance in a range of $67.5 million to $69 million and adjusted earnings per share guidance in a range of $.21 to $.22 for the fourth quarter of 2007. As we develop our operating plans for 2008 we are targeting revenue growth of approximately 15% and operating income growth of approximately 25%. We anticipate improving our adjusted operating margin by 100 to 150 basis points again in 2008 to a range of 13.5% to 14%. We are estimating a cash tax rate of approximately 30%."

    The Company provides adjusted operating margin, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. The measures are not in accordance with, or an alternative for GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income and adjusted operating margin has been adjusted to exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company's cash tax rate for the year (based on of actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company's ongoing operations and earnings power.

    Radiant will hold its third quarter 2007 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-791-1856 - reference ID# 5766832.

    Radiant Systems, Inc. (www.radiantsystems.com) is a global leader in providing innovative technology to the hospitality and retail industries. Offering unmatched reliability and ease of use, Radiant's point of sale hardware and software solutions are deployed in more than 85,000 restaurants, retail stores, cinemas, convenience stores, fuel centers, and other customer-service venues across more than 100 countries. Radiant serves the needs of its customers through the dedication of more than 1,100 employees, 325 certified sales and service partners, and 1,800 field service representatives around the world. Founded in 1985, the company is headquartered in Atlanta with regional offices throughout the United States as well as in Europe, Asia and Australia.

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.



        RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
  (IN THOUSANDS, EXCEPT SHARE DATA)

               ASSETS

                                        September 30,   December 31,
                                            2007            2006

                                      ---------------- ---------------

Current assets
 Cash and cash equivalents            $        19,542  $       15,720
 Accounts receivable, net                      40,025          35,203
 Inventories, net                              26,978          26,484
 Deferred tax assets                            8,714           9,327
 Other current assets                           2,056           1,310
                                      ---------------- ---------------
            Total current assets               97,315          88,044

Property and equipment, net                    14,143          14,726
Software development costs, net                 6,888           5,019
Deferred tax assets, non-current                4,245           5,252
Goodwill                                       62,444          61,948
Intangibles, net                               20,178          23,447
Other long-term assets                            315             219
                                      ---------------- ---------------

                                      $       205,528  $      198,655
                                      ================ ===============


LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
 Short-term debt facility             $             -  $        6,489
 Current portion of long-term debt
  and capital lease payments                    7,892           7,439
 Accounts payable and accrued
  liabilities                                  29,727          30,430
 Accrued contractual obligations and
  payables due to Related Party                     -           3,665
 Client deposits and unearned
  revenues                                     14,514          10,365
                                      ---------------- ---------------
            Total current liabilities          52,133          58,388


Client deposits and deferred
 revenues, net of current portion                  47             188
Long-term debt and capital lease
 payments, net of current portion              15,712          20,895
Other long-term liabilities                     4,649           3,213
                                      ---------------- ---------------
            Total liabilities                  72,541          82,684
                                      ---------------- ---------------

Shareholders' equity
 Common stock, no par value;
  100,000,000 shares authorized;
  31,745,726 and 30,923,800 shares
  issued and outstanding,
  respectively                                      -               -
 Additional paid-in capital                   146,543         137,151
 Accumulated other comprehensive
  income                                        1,731             487
 Accumulated deficit                          (15,287)        (21,667)
                                      ---------------- ---------------
            Total shareholders'
             equity                           132,987         115,971
                                      ---------------- ---------------

                                      $       205,528  $      198,655
                                      ================ ===============




RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       For the three months ended
                                              September 30,
                                     2007                      2007
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------
Revenues:
  System sales                     $ 35,325                  $ 35,325
  Client support, maintenance and
   other services                    27,218                    27,218
                                   ---------                 ---------
     Total revenues                  62,543                    62,543

Cost of revenues:
  System sales                       19,023         (39) (a)   18,984
  Client support, maintenance and
   other services                    15,956         (70) (a)   15,886
                                   --------- -----------     ---------
     Total cost of revenues          34,979        (109) (e)   34,870
                                   --------- -----------     ---------

Gross profit                         27,564         109  (e)   27,673

Operating Expenses:
  Product development                 5,687        (140) (a)    5,547
  Sales and marketing                 7,337        (259) (a)    7,078
  Depreciation of fixed assets        1,071                     1,071
  Amortization of intangible
   assets                             1,029      (1,029) (b)        -
  General and administrative          6,337        (444) (a)    5,893
                                   --------- -----------     ---------
     Total operating expenses        21,461      (1,872) (e)   19,589

Income from operations                6,103       1,981  (e)    8,084

Interest and other expense, net         711                       711
                                   --------- -----------     ---------

Income from operations before
 income taxes                         5,392       1,981  (e)    7,373

Income tax provision                 (2,446)      1,340  (d)   (1,106)
                                   --------- -----------     ---------

Net income                            2,946       3,321  (e)    6,267

Net income per share:
     Basic                         $   0.09                  $   0.20
                                   =========                 =========
     Diluted                       $   0.09                  $   0.19
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           31,494                    31,494
                                   =========                 =========
     Diluted                         33,331                    33,331
                                   =========                 =========

                                   -----------------------------------
                                       For the three months ended
                                              September 30,
                                     2006                      2006
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------
Revenues:
  System sales                     $ 34,497                  $ 34,497
  Client support, maintenance and
   other services                    23,056                    23,056
                                   ---------                 ---------
     Total revenues                  57,553                    57,553

Cost of revenues:
  System sales                       18,548        (142) (a)   18,406
  Client support, maintenance and
   other services                    14,361         (61) (a)   14,300
                                   --------- -----------     ---------
     Total cost of revenues          32,909        (203) (e)   32,706
                                   --------- -----------     ---------

Gross profit                         24,644         203  (e)   24,847

Operating Expenses:
  Product development                 5,418        (123) (a)    5,295
  Sales and marketing                 6,335        (206) (a)    6,129
  Depreciation of fixed assets          979                       979
  Amortization of intangible
   assets                             2,047      (2,047) (b)        -
  General and administrative          6,102        (279) (a)    5,823
                                   --------- -----------     ---------
     Total operating expenses        20,881      (2,655) (e)   18,226

Income from operations                3,763       2,858  (e)    6,621

Interest and other expense, net         813                       813
                                   --------- -----------     ---------

Income from operations before
 income taxes                         2,950       2,858  (e)    5,808

Income tax provision                   (517)       (395) (d)     (912)
                                   --------- -----------     ---------

Net income                            2,433       2,463  (e)    4,896

Net income per share:
     Basic                         $   0.08                  $   0.16
                                   =========                 =========
     Diluted                       $   0.08                  $   0.15
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           30,740                    30,740
                                   =========                 =========
     Diluted                         32,327                    32,327
                                   =========                 =========

                                   -----------------------------------
                                        For the nine months ended
                                              September 30,
                                     2007                      2007
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------

Revenues:
  System sales                     $104,018                  $104,018
  Client support, maintenance and
   other services                    78,876                    78,876
                                   ---------                 ---------
     Total revenues                 182,894                   182,894

Cost of revenues:
  System sales                       54,498        (121) (a)   54,377
  Client support, maintenance and
   other services                    47,356        (209) (a)   47,147
                                   --------- -----------     ---------
     Total cost of revenues         101,854        (330) (e)  101,524
                                   --------- -----------     ---------

Gross profit                         81,040         330  (e)   81,370

Operating Expenses:
  Product development                17,164        (399) (a)   16,765
  Sales and marketing                21,567        (728) (a)   20,839
  Depreciation of fixed assets        3,104           -         3,104
  Amortization of intangible
   assets                             3,271      (3,271) (b)        -
  Other non-recurring operating
   expenses                             907        (907) (c)        -
  General and administrative         20,121      (1,281) (a)   18,840
                                   --------- -----------     ---------
     Total operating expenses        66,134      (6,586) (e)   59,548

Income from operations               14,906       6,916  (e)   21,822

Interest and other expense, net       2,157                     2,157
                                   --------- -----------     ---------

Income from operations before
 income taxes                        12,749       6,916  (e)   19,665

Income tax provision                 (5,482)      2,532  (d)   (2,950)
                                   --------- -----------     ---------

Net income                            7,267       9,448  (e)   16,715

Net income per share:
     Basic                         $   0.23                  $   0.54
                                   =========                 =========
     Diluted                       $   0.22                  $   0.51
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           31,205                    31,205
                                   =========                 =========
     Diluted                         32,957                    32,957
                                   =========                 =========

                                   -----------------------------------
                                        For the nine months ended
                                              September 30,
                                     2006                      2006
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------

Revenues:
  System sales                     $ 93,024                  $ 93,024
  Client support, maintenance and
   other services                    68,443                    68,443
                                   ---------                 ---------
     Total revenues                 161,467                   161,467

Cost of revenues:
  System sales                       49,202        (370) (a)   48,832
  Client support, maintenance and
   other services                    41,161        (164) (a)   40,997
                                   --------- -----------     ---------
     Total cost of revenues          90,363        (534) (e)   89,829
                                   --------- -----------     ---------

Gross profit                         71,104         534  (e)   71,638

Operating Expenses:
  Product development                16,423        (441) (a)   15,982
  Sales and marketing                19,166        (557) (a)   18,609
  Depreciation of fixed assets        2,521                     2,521
  Amortization of intangible
   assets                             6,142      (6,142) (b)        -
  Other non-recurring operating
   expenses                           1,663      (1,663) (c)        -
  General and administrative         18,717        (911) (a)   17,806
                                   --------- -----------     ---------
     Total operating expenses        64,632      (9,714) (e)   54,918

Income from operations                6,472      10,248  (e)   16,720

Interest and other expense, net       2,052                     2,052
                                   --------- -----------     ---------

Income from operations before
 income taxes                         4,420      10,248  (e)   14,668

Income tax benefit (provision)       10,343     (12,445) (d)   (2,102)
                                   --------- -----------     ---------

Net income                           14,763      (2,197) (e)   12,566

Net income per share:
     Basic                         $   0.48                  $   0.41
                                   =========                 =========
     Diluted                       $   0.45                  $   0.38
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           30,857                    30,857
                                   =========                 =========
     Diluted                         32,703                    32,703
                                   =========                 =========

                                   ------------------------- ---------

(a) The Company adopted SFAS 123(R) on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. The 2007 and 2006 adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended September 30, 2007 and 2006 was $1.0 million and $0.8 million, respectively, on a pre-tax basis. Total stock-based compensation expense for the nine months ended September 30, 2007 and 2006 was $2.7 million and $2.4 million, respectively, on a pre-tax basis.

(b) Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from non-GAAP net income by software companies and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c) Adjustment represents the elimination of non-recurring charges that are commonly excluded from non-GAAP net income. We have eliminated these charges to provide a more relevant and meaningful comparisons of our operating results to that of our competitors. For 2006, these charges consisted of lease write-offs related to the restructuring of Company leases. For 2007, these charges consisted of pre-acquisition costs from potential transactions that will not take place ($1.2 million) and a lease restructuring credit of $0.3 million as a result of adjusting our estimate related to the lease restructuring charge that was taken during 2006.

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which is estimated to be 15% for 2007 and 13% for 2006. Note that the actual cash tax rate for 2006 was approximately 10% and therefore an adjustment was made during the fourth quarter of 2006 which resulted in a decrease in the tax expense recognized in the three and nine months ended September 30, 2006.

(e) The Company provides adjusted financial information as additional information relating to the Company's operations. The measures are not in accordance with, or an alternative for GAAP and may be different from other adjusted financial statements of other companies. The adjusted financial information excludes such items as amortization of acquisition-related intangible assets, items that are not considered part of our normal operations and compensation expense related to the issuance of employee stock options. The income tax provision is calculated based on the Company's cash tax rate for the year and excludes the impact of changes in the valuation allowance against deferred tax assets.



    CONTACT: Radiant Systems, Inc.
             Erin Daugherty, 770-576-7863